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                                             MAGNA GROUP, INC.                                      Exhibit 11.1
                                COMPUTATION OF NET INCOME PER COMMON SHARE                          ------------
                                   (In thousands, except per share data)
                                                                                 Three Months Ended March 31
                                                                                      1996        1995
                                                                                    ---------   ---------
Primary
- -------
    Average common shares outstanding                                                  28,251      27,583
    Assumed exercise of employee stock options                                            120         111
                                                                                    ---------   ---------
          Total                                                                        28,371      27,694
                                                                                    =========   =========


    Net income                                                                        $14,343     $11,635
    Less preferred stock dividends:
          Class B voting preferred                                                         (1)         (1)
                                                                                    ---------   ---------
                Net income                                                            $14,342     $11,634
                                                                                    =========   =========

    Per common share:
                Net income                                                              $0.51       $0.42
                                                                                    =========   =========

Fully Diluted       <FA>
- ------------------------
    Average common shares outstanding                                                  28,251      27,583
    Assumed exercise of employee stock options                                            123         129
    Assumed conversion of:
          7% convertible subordinated capital notes                                       819         932
          8-3/4% convertible subordinated debentures                                       --          --
                                                                                    ---------   ---------
                Average common shares and common share equivalents                     29,193      28,644
                                                                                    =========   =========

    Net income                                                                        $14,343     $11,635
    Less preferred stock dividends:
          Class B voting preferred                                                         (1)         (1)
    Elimination of interest net of related tax effects on:
          7% convertible subordinated capital notes                                       173         200
          8-3/4% convertible subordinated debentures                                       --          --
                                                                                    ---------   ---------
                Fully diluted net income                                              $14,515     $11,834
                                                                                    =========   =========

    Per common share:
                Net income                                                              $0.50       $0.41
                                                                                    =========   =========

<FA> Inclusion of common share equivalents for the 8-3/4% convertible subordinated debentures for the three month periods ended March 31, 1996 and 1995 in the calculation of fully diluted net income per common share results in antidilution, and therefore, these are excluded from the computation.
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